Exhibit (d)

EXHIBIT (d)

SECURITIES OF THE REGISTRANT OUTSTANDING AS OF JUNE 30, 2012

Data provided in relation to the Securities of Registrant outstanding as of June 30, 2012 are audited figures.

Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2012

Coupon Rate (% per annum)	Face Value (A$)	Market Value (A$)	Date of Maturity
5.25	497,048,000	510,289,359	1-May-13
5.50	5,142,274,000	5,389,734,893	1-Aug-13
5.50	2,080,354,000	2,236,895,578	1-Aug-14
6.00	2,651,350,000	2,883,915,097	1-Apr-15
6.00	5,001,570,000	5,537,594,396	1-Apr-16
4.00	2,502,683,000	2,590,620,436	20-Feb-17
5.50	1,708,867,000	1,899,291,385	1-Mar-17
6.00	5,336,620,000	6,096,957,290	1-Feb-18
6.00	2,477,151,000	2,876,231,442	1-Apr-19
6.00	5,931,760,000	6,828,273,234	1-May-20
6.00	1,056,974,000	1,237,718,420	1-Jun-20
6.00	5,049,461,000	5,935,067,689	1-Mar-22
6.00	2,486,010,000	2,968,594,260	1-May-23
5.00	2,175,000,000	2,373,359,999	20-Aug-24
6.00	212,470,000	258,907,443	1-May-30
3.75*	1,728,320,000	2,025,588,744	20-Nov-20
2.75*	3,030,154,750	3,334,174,376	20-Nov-25
2.50*	1,116,885,800	1,145,609,060	20-Nov-35
Various	47,931,854	48,855,559	Various 2012
Various	62,893,385	63,077,016	Various 2013
Various	29,053,312	30,442,223	Various 2014
Various	25,592,027	27,066,094	Various 2015
Various	15,484,000	18,871,861 6	Various 201
Various	4,735,100	5,200,124	Various 2021
Various	7,000,000	8,043,273	Various 2028

Total Domestic A$ Indebtedness	50,377,642,228	56,330,379,251

*	Bonds are capital indexed bonds

Outstanding Foreign Currency Denominated Offshore Indebtedness of the Registrant as at June 30, 2012

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2001	JPY	8,795,627	0	Dec 13, 2021	8,783,106
2002	JPY	43,978,137	0	Nov 7, 2022	43,938,076
2003	JPY	25,130,364	0	Aug 24, 2023	25,124,399
2003	JPY	12,565,182	0	Sep 8,2023	12,560,826
2002	JPY	3,769,555	0	Oct 28, 2027	3,766,580
2003	JPY	6,282,591	0	Jan 28, 2028	6,268,528

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2003	JPY	25,130,364	0	Feb 4, 2028	25,071,026
2003	JPY	20,104,291	0	Feb 18, 2028	20,050,549
2003	JPY	20,104,291	0	Mar 25, 2032	19,976,533
2002	JPY	13,821,700	0	May 6, 2032	13,762,005
2002	JPY	1,256,518	0	May 22, 2032	1,250,696
2002	JPY	12,565,182	0	Sep 17, 2032	12,560,090
2002	JPY	6,282,591	0	Nov 19, 2032	6,275,815
2002	JPY	12,565,182	0	Nov 27, 2032	12,550,227
2002	JPY	7,539,109	0	Dec 2, 2032	7,529,487
2002	JPY	16,334,736	0	Dec 3, 2032	16,313,889
2002	JPY	1,256,518	0	Dec 17, 2032	1,254,655
2002	JPY	26,386,882	0	Dec 18, 2032	26,347,375
2002	JPY	17,591,255	0	Dec 20, 2032	17,564,399
2003	JPY	12,565,182	0	Jan 14, 2033	12,564,346
2003	JPY	6,282,591	0	Jan 27, 2033	6,268,528
2003	JPY	13,821,700	0	Jan 28, 2033	13,804,087
2003	JPY	8,795,627	0	Feb 10, 2033	8,773,396
2003	JPY	12,565,182	0	Feb 14, 2033	12,532,900
2003	JPY	12,565,182	0	Feb 28, 2033	12,529,504
2003	JPY	23,873,846	0	Mar 10, 2033	23,855,175
2003	JPY	12,565,182	0	Mar 15, 2033	12,560,090
2003	JPY	37,695,546	0	Mar 17, 2033	37,647,548
2003	JPY	5,026,073	0	Mar 20, 2033	5,023,963
2003	JPY	27,643,400	0	Mar 24, 2033	27,549,012
2003	JPY	36,439,027	0	Mar 25, 2033	36,329,474
2003	JPY	13,821,700	0	Apr 23, 2033	13,766,055
2003	JPY	5,026,073	0	Jul 21, 2033	5,025,620
2003	JPY	16,334,736	0	Jul 26, 2033	16,333,074
2003	JPY	12,565,182	0	Jul 28, 2033	12,563,707
2003	JPY	17,591,255	0	Aug 5, 2033	17,588,514
2003	JPY	12,565,182	0	Aug 18, 2033	12,562,441
2003	JPY	27,643,400	0	Aug 25, 2033	27,636,369
2003	JPY	12,565,182	0	Sep 9, 2033	12,560,826
2003	JPY	8,795,627	0	Sep 10, 2033	8,792,578
2003	JPY	6,282,591	0	Nov 12, 2033	6,276,342
2004	JPY	15,078,218	0	Feb 23, 2034	15,036,033
2005	JPY	12,565,182	0	Mar 20, 2034	12,523,392
2004	JPY	2,513,036	0	Aug 11, 2034	2,512,573
2004	JPY	8,795,627	0	Sep 15, 2034	8,767,544
2004	JPY	12,565,182	0	Oct 18, 2034	12,556,679
2004	JPY	12,565,182	0	Nov 24, 2034	12,550,402
2005	JPY	10,052,146	0	May 18, 2035	10,041,304
2005	JPY	6,282,591	0	Aug 8, 2035	6,281,582
2005	JPY	6,282,591	0	Sep 27, 2035	6,279,631
2006	JPY	6,282,591	0	Mar 21, 2036	6,261,696
2007	JPY	6,282,591	0	Mar 26, 2037	6,261,000
2009	GBP	386,817,268	5.00%	Feb 25, 2039	551,392,810
2009	JPY	188,477,728	2.60%	Apr 15, 2039	228,749,761
2011	CHF	134,255,912	2.39%	Apr 26, 2041	168,190,945

Total		1,433,305,385			1,670,897,162

*	Coupons listed as zero denote debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.

Outstanding A$ Offshore Indebtedness of the Registrant

Global A$ Bonds

As at June 30, 2012

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
5.50	Aug 1, 2014	849,878,000	914,451,731
5.50	Mar 1, 2017	1,008,502,000	1,122,694,681
6.00	Apr 1, 2019	84,700,000	98,487,466

Total		1,943,080,000	2,135,633,878

A$ Euro Medium Term Notes

As at June 30, 2012

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
2012	3.91%	Feb 9, 2015	300,000,000	303,504,519
2012	3.37%	Feb 24, 2015	250,000,000	250,141,093
2009	0.35%	Feb 14, 2014	20,197,000	19,400,251
2009	1.00%	Sep 2, 2019	30,000,000	24,811,715
1990	0.00%	Nov 23, 2020	350,970,000	257,524,682
	0.50%	Sep 14, 2022	550,000,000	386,140,739
	0.50%	Oct 7, 2022	200,000,000	139,954,914
	0.50%	Oct 28, 2022	150,000,000	104,652,370
	0.50%	Nov 18, 2022	150,000,000	104,339,892
	0.50%	Dec 16,2022	150,000,000	103,923,914
	0.50%	Feb 2, 2023	100,000,000	69,059,696
	0.50%	Mar 30, 2023	100,000,000	68,510,368

Total			2,351,167,000	1,831,964,153

The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2012 of A$62.0 billion which includes A$5.6 billion of offshore debt based on the prevailing rates of exchange at June 30, 2012. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

The following table shows at June 30, 2012 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	306	540	2,350	3,235	6,431
Domestic Debt	1,305	2,558	28,100	39,833	71,796

	900	9,728	23,437	39,376	73,441

Exchange Rate of the Australian Dollar

Exchange rates as at June 30, 2012 used to calculate the A$ Face Value and the A$ Market Valuation of outstanding foreign currency denominated debt of the Registrant for the major currencies in which such debt is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2012
US Dollar	1.003
Japanese Yen	79.585
GB Pounds	0.6463
CHF Francs	0.9683

Source: Thomson Reuters Daily Mid-Rates

The historical exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against foreign currency equivalent, are shown in the table below:

Currency as at June 30	2007	2008	2009	2010	2011	2012
US Dollar	0.8487	0.9626	0.8114	0.8523	1.0739	1.0191
Japanese Yen	104.70	101.93	77.76	75.46	86.33	80.89
GB Pounds	0.4236	0.4829	0.4872	0.5666	0.6667	0.6529
CHF Francs	1.0453	0.9793	0.8779	0.9224	0.8927	0.9722

Source: Reserve Bank of Australia

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